UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMPRIUS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1180 Page Avenue
Fremont, California 94538
(800) 425-8803
April 25, 2025
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Amprius Technologies, Inc., to be held on June 12, 2025 at 10:00 am, local time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2025, where you will be able to listen to the meeting live, submit questions and vote online.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Amprius Technologies.
Sincerely,
Kang Sun
President, Chief Executive Officer and Director
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AMPRIUS TECHNOLOGIES, INC.
1180 Page Avenue
Fremont, California 94538
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 am, local time, on June 12, 2025

Place
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

Items of Business
•To elect two Class III directors named in this proxy statement to hold office until our 2028 annual meeting of stockholders and until his successor is elected and qualified.
•To ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date	April 17, 2025 Only stockholders of record as of April 17, 2025 are entitled to notice of and to vote at the annual meeting.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 25, 2025 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 25, 2025 by visiting ir.amprius.com/sec-filings.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Sandra Wallach Chief Financial Officer and Secretary Fremont, California April 25, 2025
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-iii-

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AMPRIUS TECHNOLOGIES, INC.
PROXY STATEMENT
FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 am, local time, on June 12, 2025
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is Amprius Technologies, Inc.’s relationship to Kensington Capital Acquisition Corp. IV?
The original Amprius Technologies, Inc., now named Amprius Technologies Operating, Inc. (“Legacy Amprius”) has developed and, since 2018, been in commercial production of ultra-high energy density lithium-ion batteries for mobility applications leveraging disruptive silicon anodes. On September 14, 2022 (the “Closing Date”), Legacy Amprius consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp. IV, a special purpose acquisition company (“Kensington”), whereby Legacy Amprius became a wholly owned subsidiary of Kensington, and Kensington changed its name to Amprius Technologies, Inc., a Delaware corporation (the “Company”, “we”, “Amprius” or “Amprius Technologies”).
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Amprius Technologies, and any postponements, adjournments or continuations thereof. The annual meeting will be held on June 12, 2025 at 10:00 am, local time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2025, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 25, 2025 to all stockholders of record as of April 17, 2025. The proxy materials and our annual report can be accessed as of April 25, 2025 by visiting ir.amprius.com/sec-filings. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of two Class III directors named in this proxy statement to hold office until our 2028 annual meeting of stockholders and until his successor is elected and qualified; and
•the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of each Class III director nominee named in this proxy statement; and

•“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Who is entitled to vote at the annual meeting?
Holders of our common stock as of the close of business on April 17, 2025, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 120,546,077 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., local time, at our principal executive offices located at 1180 Page Avenue, Fremont, California 94538 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/AMPX2025, for those stockholders attending the annual meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named in this proxy statement or (2) WITHHOLD authority to vote for each such director nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 11, 2025 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at the phone number listed on your proxy card, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 11, 2025 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
•by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AMPX2025, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class III director nominee named in this proxy statement; and
•“FOR” the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to our corporate secretary at Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What do I need to do to attend the annual meeting?
We will be hosting the annual meeting via live audio webcast only.
Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/AMPX2025. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 am, local time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:00 am, local time, and you should allow ample time for the check-in procedures.
Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.
How can I get help if I have trouble checking in or listening to the annual meeting online?
If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Each of Dr. Kang Sun, our Chief Executive Officer, and Sandra Wallach, our Chief Financial Officer, has been designated as proxy holder for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holder will use own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. or its designee will tabulate the votes. Sandra Wallach, our Chief Financial Officer, will act as the inspector of election.
How can I contact Amprius’ transfer agent?
You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (800) 509-5586, or by writing Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY 10004. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Amprius Technologies, Inc.
Attention: Investor Relations
1180 Page Avenue
Fremont, California 94538
Tel: (800) 425-8803
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our board of directors currently consists of six directors, five of whom are independent under the listing standards of the New York Stock Exchange (“NYSE”). Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 31, 2025, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Donald R. Dixon(1)(2)	III	77	Chairman	2022	2025	2028
Dr. Kang Sun	III	70	President, Chief Executive Officer and Director	2022	2025	2028

Continuing Directors
Dr. Wen Hsieh(1)(2)	I	52	Director	2022	2026	—
Kathleen Bayless(1)	I	68	Director	2023	2026	—
Dr. Steven Chu(3)	II	77	Director	2022	2027	—
Livingston Satterthwaite(2)(3)	II	64	Director	2024	2027	—
___________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and corporate governance committee
Nominees for Director
Donald R. Dixon has served as a Class III director since September 2022 and as the Chair of the Legacy Amprius board of directors since December 2016. Mr. Dixon also served as a director of Amprius, Inc., our former parent company and majority stockholder (“Amprius Holdings”), from June 2009 to October 2024. In 1993, he co-founded, and has since served as a Managing Director of, Trident Capital, a venture capital fund, and in 2015, he co-founded, and has since served as a Managing Director of, ForgePoint Capital, an investment firm focused on cybersecurity. Prior to Trident Capital, Mr. Dixon was the Co-President at Partech International, a private equity fund associated with Banque Paribas, a Managing Director at Alex. Brown & Sons, and a Vice President at Morgan Stanley. Mr. Dixon has previously served on the boards of directors of the publicly held companies IronNet, Inc., Qualys, Inc. and Top Image Systems Ltd., and also serves as a director of several privately held companies. Mr. Dixon is a member of the Leadership Council of the Princeton University School of Engineering and Applied Sciences. Mr. Dixon holds a B.S.E. degree in Aerospace Engineering from Princeton University and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Dixon is qualified to serve on our board of directors because of his extensive investment experience in the technology industry and extensive expertise and skills in strategy, finance and management.
Dr. Kang Sun has served as our Chief Executive Officer and as a Class III director since September 2022, as Legacy Amprius’ President and Chief Executive Officer since February 2017 and as a director on the Legacy Amprius board of directors since December 2016. Dr. Sun also served as President, Chief Executive Officer and a director of Amprius Holdings from March 2010 to October 2024. He also has served as a director of Berzelius (Nanjing) Co. Ltd. (formerly known as Amprius (Nanjing) Co., Ltd., (“Berzelius”)) since 2017 and Apex (Wuxi) Co., Ltd. (formerly known as Amprius (Wuxi) Co., Ltd., (“Apex”)) from November 2014 to November 2023, both entities of which were spun off from Amprius Holdings in 2022. Prior to joining Amprius Holdings, Dr. Sun led two business ventures in the renewable energy space, serving as President and Chief Operating Officer of JA Solar Co. Ltd., a manufacturer of high-performance photovoltaic products, and as chairman and Chief Executive Officer of RayTracker Inc., an advanced solar tracking system company that was acquired by First Solar Inc. Prior to that, he held senior executive positions in several large business enterprises and technology start-ups, including Vice President and General Manager at Honeywell International Inc. and Vice President of Technology at Canon Production Printing (formerly Oce, N.V.). Dr. Sun holds a Ph.D. in Chemistry from

Brown University, an M.S. degree in Chemistry from the University of Georgia and a B.S. degree in Chemistry from Nanjing University, China.
We believe Dr. Sun is qualified to serve on our board of directors because of the perspective and experience he brings as Legacy Amprius’ Chief Executive Officer, his leadership experience in the energy industry and his strong scientific knowledge.

Continuing Directors
Dr. Wen Hsieh has served as a Class I director since September 2022 and as a director on the Legacy Amprius board of directors since December 2016. Dr. Hsieh co-founded Matter Venture Partners, a venture capital firm, in May 2023 and has been serving as a Founding Managing Partner since then. From February 2006 to May 2023, Dr. Hsieh was a General Partner at Kleiner Perkins Caufield & Byers, a venture capital firm, where he focused on hardware-related investments. Prior to joining Kleiner Perkins, Dr. Hsieh was an Associate Principal at McKinsey & Company, San Francisco, and a leader of McKinsey’s Asia semiconductor practice. During his time at McKinsey, Dr. Hsieh focused primarily on serving leading companies across the global semiconductor value chain. Earlier in his career, Dr. Hsieh founded OnChip Technologies, a startup developing MEMS microfluidic biochips. Dr. Hsieh currently serves on the board of directors of Desktop Metal, Inc. and Movella Holdings, Inc., each a publicly held technology company, and as a director of several privately held companies. He previously served on the board of directors of AEye, Inc., a publicly held company. Dr. Hsieh holds a B.S., M.S. and Ph.D. in Electrical Engineering with a Biology Minor from California Institute of Technology.
We believe Dr. Hsieh is qualified to serve on our board of directors because of his extensive investment experience in the technology industry, extensive expertise and skills in strategy, finance and management and strong scientific knowledge.
Kathleen Bayless has served as a Class I director since April 2023. Ms. Bayless, currently retired, served as Senior Vice President, Chief Financial Officer and Treasurer of Synaptics Incorporated, a leader in human interface technology, from 2009 until her retirement in 2015. Before Synaptics, Ms. Bayless served as Executive Vice President, Chief Financial Officer and Secretary at Komag Incorporated, a leading supplier of thin-film disks to the hard disk drive industry, and held other financial leadership positions during her tenure with Komag from 1994 to 2008. Ms. Bayless was previously with the public accounting firm of Ernst & Young. Ms. Bayless currently serves on the board of directors of Veeco Instruments, a manufacturer of semiconductor process equipment. Ms. Bayless also currently serves on the board of directors of Ballard Power Systems, a developer and manufacturer of proton exchange membrane fuel cell products. Previously, she also served on the board of directors of Energous Corporation, which specializes in the advancement of wireless charging technology. Ms. Bayless holds a B.S. in Accounting and Finance from the California State University, Fresno.
We believe Ms. Bayless is qualified to serve on our board of directors because of her extensive financial, accounting and management experience and because she is well versed on the various challenges and opportunities in our marketplace, offering a unique and valued perspective to our board of directors.

Dr. Steven Chu has served as a Class II director since September 2022 and as a director on the Legacy Amprius board of directors since December 2016. Dr. Chu has also served as a director of Amprius Holdings, from January 2014 to October 2024. Dr. Chu has served as the William R. Kenan, Jr., Professor of Physics and Professor of Molecular & Cellular Physiology in the Medical School at Stanford University since May 2013. Dr. Chu is a co-recipient of the 1997 Nobel Prize in Physics for his contributions to laser cooling and atom trapping and has received numerous other awards. Dr. Chu was the 12th U.S. Secretary of Energy from January 2009 to April 2013. Prior to his cabinet post, he was director of the Lawrence Berkeley National Laboratory, where he was active in pursuit of alternative and renewable energy technologies, and Professor of Physics and Applied Physics at Stanford University, where he helped launch Bio-X, a multi-disciplinary institute combining the physical and biological sciences with medicine and engineering. Prior to that, he was head of the Quantum Electronics Research Department at AT&T Bell Laboratories. He is a member of the National Academy of Sciences, the American Philosophical Society, the American Academy of Arts and Sciences, the Academia Sinica, a foreign member of the Royal Society, the Royal Academy of Engineering, the Chinese Academy of Sciences, the Korean Academy of Sciences and Technology and the National Academy of Sciences, Belarus, and the Chair of the American Association for the Advancement of Science. Dr. Chu currently serves on the board of directors of Oatly Group AB, a publicly held oat milk company and has previously served on the board of directors of Zymergen Inc., a publicly held biotechnology company. Dr. Chu holds an A.B. degree in Mathematics and a B.S. degree in Physics from the University of Rochester, and a Ph.D. in Physics from the University of California at Berkeley, and has 33 honorary degrees.

We believe Dr. Chu is qualified to serve on our board of directors because of his extensive background in science, academia and government.

Mr. Livingston Satterthwaite has served as a Class II director since August 2024. From August 2022 to September 2024, Mr. Satterthwaite served as Senior Vice President of Cummins, Inc., a global power leader that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products. From March 2021 to August 2022, he served as Vice Chairman, after serving as President and Chief Operating Officer of Cummins since October 2019. From April 2015 through October 2019, Mr. Satterthwaite was President of Cummins Distribution Business, a unit of Cummins, and prior to that, Mr. Satterthwaite served as President of Cummins Power Generation from June 2008 to April 2015. Prior to joining Cummins, Mr. Satterthwaite spent four years at Schlumberger Limited, an oil field services provider, as a general field engineer. Mr. Satterthwaite currently serves on the board of directors of Idex Corp, a publicly traded company that develops, designs and manufactures fluidics systems, optics system, fire and rescue equipment, and other specialty engineered products. He also serves on the board of directors of Chemours Co, a chemical company that was previously spun off from DuPont. Mr. Satterthwaite holds a B.S. in Civil Engineering from Cornell University and an M.B.A. from the Stanford Graduate School of Business.

We believe Mr. Satterthwaite is qualified to serve on our board of directors because of his business leadership and sales skills, international experience and extensive experience in industrial manufacturing.

New Director Appointment

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2025, Mr. Tom Stepien, 64, has been appointed to serve as the Company’s President and as a Class I director, effective May 1, 2025. Mr. Stepien served as Chief Executive Officer of South 8 Technologies from August 2023 to March 2025, where he led the commercialization of a novel liquefied gas electrolyte for lithium-ion batteries. Prior to that, from December 2020 to July 2023, he was an Operating Partner of KCK Group, a family investment office with holdings across various industries. He also co-founded Primus Power, a long-duration stationary battery storage company, in April 2009. From October 1995 to March 2009, he held several leadership roles at Applied Materials, including Vice President and General Manager of the Mainstream Technology Solutions division, Chief Marketing Officer of Applied Global Services and Vice President, Operations of the Transistor Systems division. Mr. Stepien currently serves on the boards of directors of Primus Power and Euro Manganese (TSX-V and ASX: EMN), a supplier of battery materials to the electric vehicle industry. Mr. Stepien holds a B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology and is a co-inventor on 11 U.S. and international battery patents.

We believe Mr. Stepien is well qualified to serve on our board of directors due to his strong business leadership, technical expertise, and extensive experience in the battery and energy storage industries.
Director Independence
Our common stock is listed on the NYSE. As a company listed on the NYSE, we are required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Dixon and Satterthwaite, Drs. Chu and Hsieh and Ms. Bayless, representing five of our six directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Dr. Kang Sun is not considered an independent director because of his position as our President and Chief Executive Officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for our company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.
Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Mr. Dixon’s deep knowledge of our company and industry, as well as strong leadership and governance experience, enable Mr. Dixon to lead our board effectively and independently.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks our company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
The current members of our audit committee are Kathleen Bayless, Donald R. Dixon and Dr. Wen Hsieh. Ms. Bayless is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and also meets the financial literacy requirements of the listing standards of the NYSE. Our board of directors has determined that each of Ms. Bayless and Mr. Dixon is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing our financial reporting processes and disclosure controls;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;
•reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by our company;
•obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
•reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by our company regarding financial controls, accounting, auditing or other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•reviewing our enterprise risk management, including the management of risks arising from cybersecurity threats; and
•reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at ir.amprius.com/corporate-governance/governance-documents. During 2024, our audit committee held four meetings.
Compensation Committee
The current members of our compensation committee are Dr. Wen Hsieh, Donald R. Dixon and Livingston Satterthwaite. Dr. Hsieh is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:
•reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•reviewing and approving the compensation and other terms of employment of our executive officers;
•reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•making recommendations to our board of directors regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our board of directors;
•reviewing and making recommendations to our board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•administering our equity incentive plans, to the extent such authority is delegated by our board of directors;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;
•reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with our board of directors.
Our Chief Executive Officer typically makes recommendations to our compensation committee, often attends compensation committee meetings and is typically involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term incentive compensation for each executive officer (other than himself) based on our results, the executive officer’s contribution toward these results, and the executive officer’s individual performance. Our compensation committee then reviews the recommendations and other data furnished by its independent compensation consultant. Our compensation committee makes decisions as to total compensation for each executive officer, although it may instead, in its discretion, make recommendations to our board of directors regarding these executive officers’ compensation for its approval.
Our compensation committee is authorized to retain the services of one or more compensation consultants or other advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2024, our compensation committee retained Compensia, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Compensia served at the discretion of our compensation committee. As part of its engagement, Compensia assisted our compensation committee in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair. In 2024, Compensia did not provide any services to us or receive any payments from us, except in its capacity as a consultant to our compensation committee. Based on the consideration of the various factors as set forth in the rules of the SEC and the NYSE, our compensation committee believes that its relationship with Compensia and Compensia’s work on behalf of the compensation committee has not raised any conflicts of interest.
Our compensation committee may delegate its authority when it deems it appropriate and in the best interests of the Company and when such delegation would not violate applicable law, regulation, NYSE rules, or SEC requirements. Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at ir.amprius.com/corporate-governance/governance-documents. During 2024, our compensation committee held five meetings.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Dr. Steven Chu and Livingston Satterthwaite. Dr. Steven Chu is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:
•identifying, reviewing and making recommendations of candidates to serve on our board of directors;
•evaluating the performance of our board of directors, committees of our board of directors and individual directors and determining whether continued service on our board of directors is appropriate;
•evaluating nominations by stockholders of candidates for election to our board of directors;
•evaluating the current size, composition and organization of our board of directors and its committees and making recommendations to our board of directors for approvals;
•developing a set of corporate governance policies and principles and recommending to our board of directors any changes to such policies and principles;
•reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our board of directors current and emerging corporate governance trends; and
•reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to our board of directors, including undertaking an annual review of its own performance.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at ir.amprius.com/corporate-governance/governance-documents. During 2024, our nominating and corporate governance committee did not hold any separate meeting.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2024, our board of directors held nine meetings (including regularly scheduled and special meetings), and each of our directors, except for Dr. Steven Chu, attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Dr. Kang Sun attended our annual meeting of stockholders held on June 6, 2024.

Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2024, the members of our compensation committee were Dr. Hsieh, Mr. Dixon and Mr. Satterthwaite. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.
In 2024, we have not paid fees to any third parties to assist in identifying or evaluating potential director nominees. Each of the director nominees for election at the 2025 annual meeting of stockholders were recommended by the non-management directors of the nominating and corporate governance committee.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2026 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our directors, may do so by writing and sending the correspondence to our Chief Financial Officer by mail to our principal executive offices at Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538. Our Chief Financial Officer, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at ir.amprius.com/corporate-governance/governance-documents. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Insider Trading Policy

We have adopted an insider trading policy which governs transactions involving our securities by our directors, officers, employees, consultants, contractors, and advisors. It is our policy to comply with applicable securities laws and regulations when engaging in transactions in our own securities. We believe that our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. As required by SEC rules, we have filed a copy of our Insider Trading Policy with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Director Compensation
Outside Director Compensation Policy
In 2022, the Legacy Amprius board of directors retained Compensia, a third-party compensation consultant, to provide the Legacy Amprius board of directors with an analysis of publicly available market data regarding practices and compensation levels at comparable companies and assistance in determining compensation to be provided to our company’s non-employee directors. Based on the discussions with and assistance from the compensation consultant, we have adopted an Outside Director Compensation Policy that provides for certain compensation to our non-employee directors.
Cash Compensation
The Outside Director Compensation Policy provides for the following cash compensation program for our non-employee directors:
•$40,000 per year for service as a non-employee director;
•$40,000 per year for service as non-executive chair of our board;
•$15,000 per year for service as a lead independent director of our board;
•$20,000 per year for service as chair of our audit committee;
•$10,000 per year for service as a member of our audit committee;
•$15,000 per year for service as chair of our compensation committee;
•$7,500 per year for service as a member of our compensation committee;
•$10,000 per year for service as chair of our nominating and corporate governance committee; and
•$5,000 per year for service as a member of our nominating and corporate governance committee.
Each non-employee director who serves as a committee chair of our board will receive the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee, provided that the non-employee director who serves as the non-employee chair of our board will receive the annual retainer fees for such role as well as the annual retainer fee for service as a non-employee director. These fees to our non-employee directors will be paid quarterly in arrears on a prorated basis. The above-listed fees for service as non-employee chair of our board or a chair or member of any committee are payable in addition to the non-employee director retainer. Under the Outside Director Compensation Policy, we also reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board and committees.
Equity Compensation
Initial Award
Pursuant to the Outside Director Compensation Policy, each person who first becomes a non-employee director on or after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial equity award of restricted stock units covering shares of our common stock (the “Initial Award”). The Initial Award will have a value on the date of grant equal to $300,000, with the number of shares subject to the Initial Award rounded to the nearest whole share. Each Initial Award will, vest in equal installments on each of the first three anniversaries of the date that a person first becomes a non-employee director, subject to continued service to our company through the date of vesting. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award
Each non-employee director will receive, on the first trading day after each annual meeting of our stockholders (an “Annual Meeting”) that occurs following the effective date of the Outside Director Compensation Policy, an annual equity award of restricted stock units covering shares of our common stock (the “Annual Award”). The Annual Award will have an aggregate value on the date of grant equal to $170,000, with the number of shares subject to the Annual Award rounded to the nearest whole share; provided that if an individual began service as a non-employee director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting, then the Annual Award granted to such non-employee director will be prorated based on the number of whole months that the individual served as a non-employee director prior to the Annual Award’s grant date during the 12-month period immediately preceding such Annual Meeting. Each Annual Award will vest on the earlier of (a) the first anniversary of the date the Annual Award is granted, or (b) the day prior to the date of the Annual Meeting next following the date the Annual Award is granted, subject to continued service to our company through the applicable vesting date.
Other Award Terms
Each Initial Award and Annual Award will be granted under the Company’s 2022 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan.
Change in Control
In the event of a change in control, as defined in the Company’s 2022 Equity Incentive Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director as of immediately before such change in control.
Director Compensation Limits
The Outside Director Compensation Policy provides that in any given fiscal year of our company, no outside director may be granted any equity awards (including equity awards under the Company’s 2022 Equity Incentive Plan) (the value of which will be based on their grant-date fair value) and be provided any other compensation (such as any cash retainers and fees) that in the aggregate exceed $750,000. For the purposes of this maximum limit provision, the grant-date fair values of awards granted under the Company’s 2022 Equity Incentive Plan will be determined according to generally accepted accounting principles in the United States (“GAAP”). Any awards or other compensation provided to an individual for his or her services as an employee or a consultant (other than an outside director), or before the Closing Date, will not count toward this limit.
Director Compensation for Fiscal 2024
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as directors. During 2024, Dr. Sun was an employee and executive officer of our company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Dr. Sun’s compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(7)(8)		Option Awards ($)(6)	Total ($)
Donald R. Dixon	97,500	170,000			267,500
Dr. Wen Hsieh	65,000	170,000			235,000
Dr. Steven Chu	50,000	170,000		85,000	305,000
Kathleen Bayless	60,000	170,000			230,000
Livingston Satterthwaite(1)	28,082	300,000			328,082
Justin Mirro(2)	30,783	170,000	(3)		200,783
Mary Gustanski(4)	29,300	155,833	(5)		185,133
___________________________
(1)Livingston Satterthwaite joined our board of directors on August 13, 2024.
(2)Justin Mirro resigned from our board of directors on September 6, 2024.

(3)100% of the restricted stock units associated with the grant-date fair value amount were forfeited upon the departure of Mr. Mirro on September 6, 2024.
(4)Mary Gustanski resigned from our board of directors on August 12, 2024.
(5)100% of the restricted stock units associated with the grant-date fair value amount were forfeited upon the departure of Ms. Gustanski on August 12, 2024.
(6)The amounts reported represent the aggregate grant-date fair value of the stock options awarded to Dr. Steven Chu by Amprius Holdings in 2024, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). The assumptions used in determining the grant-date fair value of the stock options reported are set forth in Notes 2 and 7 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K filed with the SEC on March 20, 2025.
(7)The amounts reported represent the aggregate grant-date fair value of the restricted stock units awarded to the directors in fiscal 2024, calculated in accordance with ASC 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in determining the grant-date fair value of the restricted stock units reported are set forth in Notes 2 and 7 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K filed with the SEC on March 20, 2025.
(8)The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2024:

Name	Aggregate Number of Shares Underlying Outstanding Options	Aggregate Number of Shares Underlying Stock Awards
Donald R. Dixon	270,251	125,000
Dr. Wen Hsieh	270,251	125,000
Dr. Steven Chu	617,359	125,000
Kathleen Bayless	—	148,175
Livingston Satterthwaite	—	287,329
Justin Mirro(1)	—	—
Mary Gustanski(2)	—	—
___________________________
(1)Justin Mirro resigned from our board of directors on September 6, 2024. His unvested restricted stock units were forfeited on September 6, 2024.
(2)Mary Gustanski resigned from our board of directors on August 12, 2024. Her unvested restricted stock units were forfeited on August 12, 2024.

PROPOSAL NO. 1:
ELECTION OF CLASS III DIRECTORS
Our board of directors currently consists of six directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, each of Donald R. Dixon and Dr. Kang Sun as nominees for election as a Class III director at the annual meeting. If elected, each of Mr. Dixon and Dr. Sun will serve as a Class III director until the 2028 annual meeting of stockholders and until a successor is elected and qualified or until the earlier of death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Each of Mr. Dixon and Dr. Sun has agreed to serve as a director if elected, and management has no reason to believe that he will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed BDO USA, P.C. as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. BDO USA, P.C. served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.
At the annual meeting, we are asking our stockholders to ratify the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of BDO USA, P.C. to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of BDO USA, P.C., and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of BDO USA, P.C., then our audit committee may reconsider the appointment. One or more representatives of BDO USA, P.C. are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by BDO USA, P.C. for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$1,858,762	$1,792,294
Audit-Related Fees	—	—
Total Fees	$1,858,762	$1,792,294
___________________________
(1)“Audit Fees” consisted of fees for professional services rendered in connection with the audit of our consolidated financial statements, review of our unaudited quarterly condensed consolidated financial statements, and consents issued in connection with registration statements.
Auditor Independence
In 2024, there were no other professional services provided by BDO USA, P.C., other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of BDO USA, P.C.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Among other things, our audit committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. The audit committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All services provided by BDO USA, P.C. for our fiscal year ended December 31, 2024 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, our management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, BDO USA, P.C., is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and BDO USA, P.C.;
•discussed with BDO USA, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from BDO USA, P.C. required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BDO USA, P.C. its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Amprius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:

Kathleen Bayless
Donald R. Dixon
Wen Hsieh
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Amprius under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent Amprius specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2025.

Name	Age	Position
Dr. Kang Sun	70	President, Chief Executive Officer and Director
Sandra Wallach	60	Chief Financial Officer
Jonathan Bornstein(1)	66	President of Amprius Lab
Dr. C. Ionel Stefan	52	Chief Technology Officer
_________________________
(1)Mr. Bornstein retired on April 4, 2025.

For the biography of Dr. Kang Sun, please see “Board of Directors and Corporate Governance—Continuing Directors.”
Sandra Wallach has served as our Chief Financial Officer since September 2022 and as Legacy Amprius’ Chief Financial Officer since August 2021. Prior to joining Legacy Amprius, Ms. Wallach served as the Chief Financial Officer of Identiv, Inc., a publicly held authentication and security solutions company from February 2017 to August 2021. Prior to that, she served as Vice President of Finance for MiaSole, a thin film solar technology company, from June 2013 to February 2017. Ms. Wallach has also previously served as Chief Financial Officer of UBM Tech, a wholly owned subsidiary of UBM LLC, and Vice President of Finance at Juniper Networks, Inc., and has held different financial management positions with Intuit. Prior to Intuit, Ms. Wallach served as Chief Financial Officer of General Electric’s (GE) Industrial Systems, Drives & Controls division. Ms. Wallach holds a B.A. degree in Economics and Public Policy from the University of California at Berkeley.
Jonathan Bornstein served as our President of Amprius Lab from March 2023 to April 2025, as our Chief Operating Officer from September 2022 to March 2023 and as Legacy Amprius’ Chief Operating Officer since February 2015. Mr. Bornstein previously served as Amprius Holdings’ Senior Director of Engineering from March 2013 to February 2015. Prior to joining Amprius Holdings, Mr. Bornstein served as Senior Director of Technology Development and Integration at Ampulse Corporation, where he led the development of a photovoltaic cell on flexible metal foil substrate. Mr. Bornstein has also previously served as a Manager of Process Integration and Development at Intel Corporation and Director of Engineering Operations at Brion Technologies. Mr. Bornstein holds an M.S. degree in Materials Science from Stanford University and a B.S. degree in Chemistry from Antioch College. Mr. Bornstein retired on April 4, 2025.
Dr. C. Ionel Stefan has served as our Chief Technology Officer since September 2022 and as Legacy Amprius’ Chief Technology Officer since August 2015. Dr. Stefan is a recognized expert in electrochemistry and energy storage and leads Amprius’ scientific research and development activities for advancing lithium ion cell performance. Prior to that, Dr. Stefan served in roles of increasing responsibility related to battery science and development at Amprius Holdings since 2009. Prior to joining Amprius Holdings, Dr. Stefan was a Scientist Electrochemist at Nanosys Inc. Dr. Stefan holds a Ph.D. in Chemistry from Case Western Reserve University, an M.S. degree in Electrochemistry and Analytical Chemistry from Babes-Bolyai University, and a B.S. degree in Chemistry from Babes-Bolyai University.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2025, Mr. Tom Stepien has been appointed to serve as the Company’s President and as a Class I director, effective May 1, 2025. For the biography of Mr. Tom Stepien, please see “Board of Directors and Corporate Governance—New Director Appointment.”

EXECUTIVE COMPENSATION
To achieve our goals, we have designed our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our current compensation programs consist primarily of salary, cash bonuses and equity awards. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

As an emerging growth company and smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers. We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at Fiscal 2024 Year-End table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes, and we are not required to provide the executive compensation “pay ratio” disclosure under Item 402(u) of Regulation S-K or the “pay versus performance” disclosure under Item 402(v) of Regulation S-K.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2024, were:
•Dr. Kang Sun, our President, Chief Executive Officer and director
•Sandra Wallach, our Chief Financial Officer
•Jonathan Bornstein, our President of Amprius Lab(1)

(1) Mr. Bornstein retired as of April 4, 2025.

Summary Compensation Table for Fiscal 2024
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2024 and the prior fiscal year where applicable, as determined under SEC rules. Titles are as of March 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards($) (3)	Option Awards ($) (4)	All Other Compensation ($)	Total ($)
Kang Sun	2024	624,000	624,000	3,833,109	573,800	600	5,655,509
President, Chief Executive Officer	2023	624,000	624,000	—	—	690	1,248,690
Sandra Wallach	2024	451,001	293,150	2,024,190	—	600	2,768,941
Chief Financial Officer	2023	373,006	242,450	—	—	600	616,056
Jonathan Bornstein (1)	2024	390,998	324,530	1,509,111	—	600	2,225,239
President of Amprius Lab	2023	390,998	324,530	—	—	600	716,128
___________________________
(1)Mr. Bornstein retired as of April 4, 2025.
(2)For the year ended December 31, 2023, represents annual bonuses earned during 2023 and paid in 2024.For the year ended December 31, 2024, represents annual bonuses earned during 2024 and paid in 2025.
(3)The amounts reported represent the aggregate grant-date fair value of the stock awards granted to each named executive officer, computed in accordance with the ASC 718. The assumptions used in determining the grant-date fair value of the stock awards reported are set forth in Notes 2 and 7 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K filed with the SEC on March 20, 2025.
(4)The amounts reported represent the aggregate grant-date fair value of the stock options awarded to Dr. Kang Sun by Amprius Holdings in 2024, calculated in accordance with ASC 718. The assumptions used in determining the grant-date fair value of the stock options reported are set forth in Notes 2 and 7 to our audited consolidated financial statements included in our 2024 Annual Report on Form 10-K filed with the SEC on March 20, 2025.

Narrative Disclosure to Summary Compensation Table
Confirmatory Employment Letters with Amprius’ Named Executive Officers
In connection with the Business Combination, we entered into confirmatory employment letters with each of our named executive officers to confirm the current terms of their employment, as outlined below.
Dr. Kang Sun
In September 2022, we entered into a confirmatory employment letter with Dr. Sun (the “Sun Confirmatory Employment Letter”). The Sun Confirmatory Employment Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by our company. The Sun Confirmatory Employment Letter supersedes all existing agreements and understandings that Dr. Sun may have entered into concerning his employment relationship with Legacy Amprius. Dr. Sun’s annual base salary in fiscal 2024 was $624,000 and he was eligible for a target annual cash bonus opportunity of 100% of his base salary. Dr. Sun’s current annual base salary is $633,000 and he is eligible for a target annual cash bonus opportunity of 100% of his base salary for fiscal 2025.
Sandra Wallach
In September 2022, we entered into a confirmatory employment letter with Ms. Wallach (the “Wallach Confirmatory Employment Letter”). The Wallach Confirmatory Employment Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by our company. The Wallach Confirmatory Employment Letter supersedes all existing agreements and understandings that Ms. Wallach may have entered into concerning her employment relationship with Legacy Amprius. Ms. Wallach’s annual base salary in fiscal 2024 was $451,000 and she was eligible for a target annual cash bonus opportunity of 65% of her annual base salary. Ms. Wallach’s compensation remains unchanged for fiscal 2025.
Jonathan Bornstein
In September 2022, we entered into an amended and restated confirmatory employment letter with Mr. Bornstein (the “Bornstein Confirmatory Employment Letter”). The Bornstein Confirmatory Employment Letter has no specific term and provides for an annual base salary, eligibility to receive an annual target bonus, and eligibility to participate in employee benefit plans maintained from time to time by the Company. The Bornstein Confirmatory Employment Letter supersedes all existing agreements and understandings that Mr. Bornstein may have entered into concerning his employment relationship with Legacy Amprius. Mr. Bornstein’s annual base salary in fiscal 2024 was $391,000 and he was eligible for a target annual cash bonus opportunity of 83% of his annual base salary. Mr. Bornstein retired on April 4, 2025.
Annual Bonuses
For the year ended December 31, 2024, the target annual cash bonuses for our named executive officers were 100% of base salary for Dr. Sun, 65% of base salary for Ms. Wallach and 83% of base salary for Mr. Bornstein. Although we adopted an Executive Incentive Compensation Plan, performance goals for 2024 were not formally approved by our board of directors or the compensation committee. Accordingly, the amount of the annual bonus received by each named executive officer was determined by our board of directors following recommendation by the compensation committee based on the performance of the Company, the named executive officer’s contributions toward those results, and the named executive officer’s individual performance with respect to certain operational objectives.
Potential Payments upon Termination or Change in Control
Pursuant to the Sun Confirmatory Employment Letter, if the Company or any successor corporation terminates Dr. Sun’s employment other than for cause (as defined in the Sun Confirmatory Employment Letter), death or disability or Dr. Sun terminates his employment with the Company or any successor corporation for good reason (as defined in the Sun Confirmatory Employment Letter), Dr. Sun will be eligible to receive, subject to executing a release of claims, the following severance benefits: (i) continuing payments of severance pay at a rate equal to his base salary, as then in effect, for a period of six months following the date of such termination, and (ii) the unvested portion of his outstanding stock options to the Company stock that would normally vest over the following six months from the date of termination will immediately vest before such termination and become exercisable, provided that if such termination occurs upon or within six months following the closing of a change in control (as defined in the Company’s 2022 Equity Incentive Plan), then 100% of his outstanding stock options will immediately vest and become exercisable.
Pursuant to the Wallach Confirmatory Employment Letter, if the Company or any successor corporation terminates Ms. Wallach’s employment other than for cause (as defined in the Wallach Confirmatory Employment Letter), death or disability or Ms. Wallach terminates her employment with the Company or any successor corporation for good reason (as defined in the Wallach Confirmatory Employment Letter), Ms. Wallach will be eligible to receive, subject to executing a release of claims, continuing payments of severance pay at a rate equal to her base salary, as then in effect, for a period of three months following the date of such termination.
Pursuant to the Bornstein Confirmatory Employment Letter, if the Company or any successor corporation terminates Mr. Bornstein’s employment other than for cause (as defined in the Bornstein Confirmatory Employment Letter), death or disability or Mr. Bornstein terminates his employment with the Company or any successor corporation for good reason (as defined in the Bornstein Confirmatory Employment Letter), Mr. Bornstein will be eligible to receive, subject to executing a release of claims, continuing payments of severance pay at a rate equal to his base salary, as then in effect, for a period of three months following the date of such termination.
Executive Incentive Compensation Plan
Our board of directors has approved the Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), which allows the Company to grant incentive awards, generally payable in cash, to employees selected by the administrator of the Incentive Compensation Plan.
Under the Incentive Compensation Plan, the administrator determines the performance goals applicable to any award. As determined by the administrator, the performance goals may be based on GAAP, or non-GAAP results and any actual results may be adjusted by the administrator for one-time items or unbudgeted or unexpected items and/or payments of actual awards under the Incentive Compensation Plan when determining whether the performance goals have been met. The goals may be on the basis of any factors the administrator determines relevant, such as on an individual, divisional, portfolio, project, business unit, segment or company-wide basis. Any criteria used may be measured on such basis as the administrator determines. The performance goals may differ from participant to participant and from award to award. The administrator also may determine that a target award or a portion thereof will not have a performance goal associated with it but instead will be granted (if at all) in the compensation committee’s sole discretion.
The Incentive Compensation Plan is administered by our board of directors or a committee appointed by our board of directors. Until our board of directors determines otherwise, our compensation committee will administer the Incentive Compensation Plan. The administrator of the Incentive Compensation Plan may, in its sole discretion and at any time before payment of an award, increase, reduce or eliminate a participant’s actual award and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.
Actual awards generally will be paid in cash (or its equivalent) only after they are earned and approved. Unless otherwise determined by the administrator, to earn an actual award a participant must be employed by our company through the date the actual award is paid. The administrator will have the right to settle an actual award with a grant of an equity award, which may have such terms and conditions (including vesting) as the administrator determines. Payment of awards occurs after they are earned, but no later than the dates set forth in the Incentive Compensation Plan.
All awards under the Incentive Compensation Plan will be subject to reduction, cancellation, forfeiture or recoupment in accordance with any clawback policy that our company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the securities of our company are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Incentive Compensation Plan as it determines necessary or appropriate, such as a reacquisition right in respect of previously acquired cash, stock or other property provided with respect to an award. Recovery of compensation under a clawback policy generally will not give the participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with our company. Additionally, the administrator may specify when providing for an award under the Incentive Compensation Plan that the participant’s rights, payments and benefits with respect to the award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. In the event of an accounting restatement, the recipient of an award will be required to repay a portion of the proceeds received with respect to an award earned or accrued under certain circumstances.
The administrator will have the authority to amend, suspend or terminate the Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.
Retirement Benefits
The Company maintains a 401(k) retirement savings plan for the benefit of employees of our company and its participating affiliates who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code of 1986 (the “Code”), on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes discretionary employer matching and/or non-elective contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Equity Award Grant Practices

Equity awards are generally granted to our named executive officers on a predetermined schedule, as described below. In certain circumstances, including the hiring of an officer, our compensation committee may approve grants to be effective at other times. Our compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards granted to non-employee directors or named executive officers. The Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Following the end of each fiscal year, our compensation committee reviews the Company’s results and our named executive officers’ performance, and, based on those reviews and based on the information provided by Compensia, the compensation consultant to our compensation committee, grants equity awards to our named executive officers.
Our compensation committee usually approves the annual equity awards for our named executive officers in the regular board and committee meeting scheduled in the first quarter. The grant date for the annual equity awards in 2024 was March 19, 2024.

Other than the Assumed Options (as defined below) previously granted to certain of our named executive officers by Amprius Holdings, which were later assumed by the Company as described below, the Company did not grant any stock options to its named executive officers in fiscal 2024 during the period from four business days before to one business day after the filing of the Company’s Annual Report on Form 10-K, any of the Company’s Quarterly Reports on Form 10-Q, or the filing or furnishing of any Current Report on Form 8-K that discloses material nonpublic information.

Outstanding Equity Awards at Fiscal 2024 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Dr. Kang Sun	12/14/2016	202,934	—	0.98	12/14/2026
Dr. Kang Sun	03/16/2017	727,950	—	0.05	03/15/2027
Dr. Kang Sun	03/16/2017	41,653	—	0.62	03/15/2027
Dr. Kang Sun	12/12/2017	208,265	—	0.62	12/12/2027
Dr. Kang Sun	01/02/2019	208,264	—	2.44	01/02/2029
Dr. Kang Sun	09/18/2020	967,539	—	2.50	09/17/2030
Dr. Kang Sun(3)	06/17/2021	1,273,913	181,987	1.78	06/16/2031
Dr. Kang Sun	12/16/2021	1,974,502	—	3.68	12/15/2031
Dr. Kang Sun(4)	04/13/2022	530,798	197,152	2.61	04/13/2032
Dr. Kang Sun(5)	04/13/2022	261,609	284,353	2.61	04/13/2032
Dr. Kang Sun(6)	09/26/2024	1,171,476	—	0.78	09/26/2034
Dr. Kang Sun(7)	03/19/2024					1,153,482	3,229,750
Sandra Wallach(8)	08/23/2021	497,433	84,927	1.78	08/22/2031
Sandra Wallach(9)	04/13/2022	69,762	75,827	2.61	04/13/2032
Sandra Wallach(10)	03/19/2024					609,131	1,705,567
Jonathan Bornstein	03/16/2017	1	—	0.05	03/15/2027
Jonathan Bornstein	03/16/2017	27,768		0.62	03/15/2027
Jonathan Bornstein(11)	04/13/2022	261,609	284,353	2.61	04/12/2032
Jonathan Bornstein(12)	03/19/2024					454,131	1,271,567
___________________________
(1)The per share exercise price of each option reported in this column represents the fair market value of a share of common stock on the option’s date of grant, as determined by our board of directors.
(2)The market value of restricted stock units that have not vested reflect the $2.80 per share closing price of our common stock on December 31, 2024, the last trading day of the year, as reported by NYSE.
(3)1/48th of the shares subject to the option vest each month after June 17, 2021, subject to Dr. Sun’s continuous service through each vesting date.
(4)1/48th of the shares subject to the option vest each month after January 1, 2022, subject to Dr. Sun’s continuous service through each vesting date.
(5)1/48th of the shares subject to the option vest each month after January 1, 2023, subject to Dr. Sun’s continuous service through each vesting date.
(6)This option was granted to Dr. Sun by Amprius Holdings and assumed by the Company on October 23, 2024.
(7)1/16th of the shares subject to the restricted stock units vest each quarter on the Company’s respective quarterly vesting date after March 19, 2024, subject to Dr. Sun’s continuous service through each such quarterly vesting date.
(8)1/4th of the shares subject to the option vested on July 26, 2022, and 1/36th of the shares subject to the option vest each month thereafter, subject to Ms. Wallach’s continuous service through each vesting date.
(9)1/48th of the shares subject to the option vest each month after January 1, 2023, subject to Ms. Wallach’s continuous service through each vesting date.
(10)1/16th of the shares subject to the restricted stock units vest each quarter on the Company’s respective quarterly vesting date after March 19, 2024, subject to Mrs. Wallach’s continuous service through each such quarterly vesting date.
(11)1/48th of the shares subject to the option vest each month after January 1, 2023, subject to Mr. Bornstein’s continuous service through each vesting date.
(12)1/16th of the shares subject to the restricted stock units vest each quarter on the Company’s respective quarterly vesting date after March 19, 2024, subject to Mr. Bornstein’s continuous service through each such quarterly vesting date.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	4,311,271	(2)	—	(3)	16,129,884	(4)
Equity compensation plans not approved by security holders(5)(6)(7)	—		—		—
Total	4,311,271		—		16,129,884
___________________________
(1)Equity compensation plans approved by our stockholders include our 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan.
(2)Consists of 4,311,271 shares of our common stock that are subject to outstanding restricted stock units under our 2022 Equity Incentive Plan.
(3)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock subject to outstanding restricted stock units, which have no exercise price.
(4)Consists of 13,405,551 shares of our common stock reserved for issuance under our 2022 Equity Incentive Plan and 2,724,333 shares of our common stock reserved for issuance under our 2022 Employee Stock Purchase Plan.
(5)Our 2016 Equity Incentive Plan (the “2016 Plan”) was adopted by Legacy Amprius prior to the Business Combination, and no additional awards will be granted pursuant to the 2016 Plan. However, we assumed certain equity awards granted pursuant to the 2016 Plan in connection with the Business Combination. As of December 31, 2024, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the 2016 Plan was 11,017,298, and the weighted-average exercise price of the outstanding options was $1.64.
(6)Amprius, Inc. 2008 Stock Plan (the “2008 Stock Plan”) was adopted by Amprius Holdings, and no additional awards will be granted pursuant to the 2008 Stock Plan. We assumed certain equity awards granted pursuant to the 2008 Stock Plan in connection with the Option Assumption. As of December 31, 2024, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the 2008 Stock Plan was 4,936,032, and the weighted-average exercise price of the outstanding options was $2.67.
(7)Amprius, Inc. Second Equity Incentive Plan (the “Second Plan”) was adopted by Amprius Holdings, and no additional awards will be granted pursuant to the Second Plan. We assumed certain equity awards granted pursuant to the Second Plan in connection with the Option Assumption. As of December 31, 2024, the number of securities to be issued upon exercise of outstanding equity awards pursuant to the Second Plan was 2,094,779, and the weighted-average exercise price of the outstanding options was $0.78.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 31, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 120,546,077 shares of our common stock outstanding as of March 31, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2025 or issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Alan Salzman(1)	7,112,992	5.9%
Andrew Y. Yan(2)	8,012,673	6.6%
Named Executive Officers and Directors:
Dr. Kang Sun(3)	8,197,318	6.4%
Sandra Wallach(4)	829,557	*
Jonathan Bornstein(5)	1,447,010	1.2%
Donald R. Dixon(6)	4,386,074	3.6%
Kathleen Bayless(7)	24,666	*
Dr. Steven Chu(8)	595,212	*
Dr. Wen Hsieh(9)	243,104	*
Livingston Satterthwaite(10)	4,310	*
All directors and executive officers as a group (10 persons)	16,994,228	12.9%
___________________________
*Represents less than 1%.
(1)Consists of (i) 3,810,151 shares of common stock held by VantagePoint CleanTech Partners II, L.P. (“VP CleanTech II”), (ii) 100,000 shares of common stock issuable upon the exercise of PIPE Warrants (as defined below) held by VP CleanTech II, (iii) 3,102,841 shares of our common stock held by VantagePoint Venture Partners 2006 (Q), L.P. (“VP 2006”) and (iv) 100,000 shares of common stock issuable upon the exercise of PIPE Warrants held by VP 2006. Mr. Alan Salzman is the managing member of VantagePoint Venture Associates 2006, L.L.C., the general partner of VP 2006 and the Chief Executive Officer of VantagePoint CleanTech Management, Ltd., the general partner of VantagePoint CleanTech Associates II, L.P., the general partner for VP CleanTech II and, pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, may be deemed to beneficially own the shares held by VP 2006 and VP CleanTech II. Pursuant to Rule 13d-4, Mr. Alan Salzman disclaims beneficial ownership of the shares of common stock reflected herein and, as such, declares that the statement shall not be construed as an admission that Mr. Alan Salzman is the beneficial owner of any securities covered hereby.
(2)All the shares of common stock are held by SAIF Partners IV L.P. SAIF IV GP Capital Ltd. is the sole general partner of SAIF IV GP, L.P., which is the sole general partner of SAIF Partners IV L.P. Andrew Y. Yan is the managing director and sole shareholder of SAIF IV GP Capital Ltd. Mr. Andrew Y. Yan may be deemed to beneficially own all of the shares held by SAIF Partners IV L.P.
(3)Consists of (i) 217,869 shares of common stock, (ii) 7,853,257 shares of common stock underlying options that are exercisable within 60 days of March 31, 2025, and (iii) 126,192 shares of common stock that are issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025.

(4)Consists of (i) 115,725 shares of common stock, (ii) 643,022 shares of common stock underlying options that are exercisable within 60 days of March 31, 2025, and (iii) 70,810 shares of common stock that are issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025.
(5)Consists of (i) 3,471 shares of common stock held by Mr. Bornstein, (ii) 1,062,357 shares of common stock held by the Jonathan G. Bornstein and Phyllis S. Brock Trust Agreement, for which Mr. Bornstein is co-trustee, (iii) 346,249 shares of common stock underlying options that are exercisable within 60 days of March 31, 2025, and (iii) 34,933 shares of common stock that are issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025. Mr. Bornstein retired on April 4, 2025.
(6)Consists of (i) 243,107 shares of common stock held by Mr. Dixon, (ii) 225,209 shares of common stock underlying options that are exercisable or restricted stock units issuable upon vesting within 60 days of March 31, 2025, (iii) 229,690 shares of common stock held by The Dixon Revocable Trust, of which Mr. Dixon is co-trustee, which includes 100,000 shares of common stock purchased in the PIPE (as defined below), (iv) 100,000 shares of common stock issuable upon the exercise of the PIPE Warrants held by The Dixon Revocable Trust, (v) 81,571 shares of common stock held by Donald & Elizabeth Dixon 2004 Family Partners, of which Mr. Dixon is a co-general partner, (vi) 3,279,314 shares of common stock held by Trident Capital Fund-VI, L.P. (“Trident Fund VI”), (vii) 127,183 shares of common stock held by Trident Capital Fund—VI Principals Fund, L.L.C. (“Trident Principals VI”), (viii) 96,267 shares of common stock issuable upon the exercise of 96,267 PIPE Warrants held by Trident Fund VI and (ix) 3,733 shares of common stock issuable upon the exercise of 3,733 PIPE Warrants held by Trident Principals VI. Trident Capital Management VI, L.L.C. (“TCM VI”) is the sole general partner of Trident Fund VI and the sole managing member of Trident Principals VI. Mr. Dixon and John Moragne are the managing members of TCM VI. Mr. Dixon disclaims beneficial ownership of the shares held by entities affiliated with Trident Capital except to the extent of his pecuniary interest therein.
(7)Consists of (i) 13,078 shares of common stock, and (ii) 11,588 shares of common stock that are issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025.
(8)Consists of (i) 572,317 shares of common stock underlying options that are exercisable within 60 days of March 31, 2024, (ii) 20,395 shares of common stock, including 2,500 shares of common stock purchased in the PIPE, and (iii) 2,500 shares of common stock issuable upon the exercise of PIPE Warrants.
(9)Consists of (i) 17,895 shares of common stock, and (ii) 225,209 shares of common stock underlying options that are exercisable within 60 days of March 31, 2025.
(10)Consists of shares of common stock that are issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2025.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Sponsor Support Agreement
Concurrently with the Business Combination, the Company, Legacy Amprius and Kensington Capital Sponsor IV LLC (the “Sponsor”) entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor reaffirmed its obligations in existing arrangements to vote in favor of each of the proposals to be voted upon at the extraordinary general meeting of the Company’s shareholders held on September 13, 2022 (the “Special Meeting”), including approval of the Business Combination, and agreed to be bound by the terms of the lock-up restrictions in our amended and restated bylaws.
Business Combination Registration Rights Agreement
On the Closing Date, the Company, Amprius Holdings and the Sponsor entered into a registration rights agreement (the “Business Combination Registration Rights Agreement”). Pursuant to the terms of the Business Combination Registration Rights Agreement, we are obligated to file a registration statement to register the resale of certain Company securities held by the parties to the Business Combination Registration Rights Agreement. In addition, pursuant to the terms of the Business Combination Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the parties to the Business Combination Registration Rights Agreement may demand at any time or from time to time, that we file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company securities held by such holders. The Business Combination Registration Rights Agreement also provides the holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

PIPE Financing
On the Closing Date, certain former directors and officers of the Company and persons who currently serve on the Company’s board of directors, or their respective affiliates, purchased from the Company an aggregate of 2,052,500 units at a price of $10.00 per unit (such transaction, the “PIPE”). Each PIPE unit consisted of (i) one share of common stock and (ii) one warrant (each, a “PIPE Warrant”) to purchase one share of common stock at an exercise price of $12.50 per share. The PIPE Warrants are substantially identical to our public warrants, except that the exercise price of each PIPE Warrant is $12.50 per share (instead of $11.50 per share, which is the exercise price for the public warrants), and the average sales price of the common stock will need to exceed $20.00 per share (instead of $18.00 per share for the public warrants) for the Company to be able to redeem the PIPE Warrants. The PIPE Warrants are not, and will not be, listed on any securities exchange.
Working Capital Warrants
In connection with the closing of the Business Combination, the Sponsor elected to convert $200,000 in working capital loans made to the Company into 400,000 private warrants to purchase shares of Common Stock at a price of $0.50 per warrant. On the Closing Date, such private warrants were issued equally to Justin Mirro, Kensington’s Chief Executive Officer and Chairman prior to the Business Combination and a member of the Company’s board of directors, and Daniel Huber, Kensington’s Chief Financial Officer prior to the Business Combination, who had each advanced one-half of such amount to the Sponsor in order for the loan to be made.

Consolidation with Amprius Holdings
On May 9, 2023, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among the Company, Amprius Holdings and certain related entities, which contemplated that, among other things, Amprius Holdings would merge with a subsidiary of the Company and the stockholders of Amprius Holdings would receive common stock in the Company in exchange for a cancellation of all of the shares of the Company’s common stock then owned by Amprius Holdings. On October 21, 2023, the parties to the Merger Agreement entered into a Termination Agreement, which terminated the Merger Agreement effective immediately.

Pre-Business Combination Related Party Transactions
Legacy Amprius was a majority owned subsidiary of Amprius Holdings, which owned approximately 99.6% of the outstanding Legacy Amprius common stock prior to the Business Combination. Amprius Holdings was formed in 2008 to pursue silicon nanowire anode technology conceived at Stanford. In 2015, Amprius Holdings formed Legacy Amprius to be the entity that focused on development of the silicon nanowire anode. Since its inception, Legacy Amprius’ operating resources such as cash, equipment, facilities, personnel and management had been provided by Amprius Holdings. Certain directors and executive officers of the Company own Amprius Holdings securities or options to purchase Amprius Holdings securities, and all directors of Legacy Amprius prior to the Business Combination are also directors of Amprius Holdings and members of our board of directors.
At various times Amprius Holdings also formed and invested in subsidiaries to pursue battery-related businesses in China. Because the nature of the different businesses varied widely, ownership of each of these entities was transferred to the Amprius Holdings stockholders in early 2022 so that each could pursue its business separately. One of the former subsidiaries holds a majority interest in Apex, a manufacturing joint venture in Wuxi, China that manufactures conventional batteries for the China market. Another builds battery packs for maritime and other markets. A third, Berzelius, is developing powders for silicon composite anodes. Following the spin-offs, Dr. Sun, our Chief Executive Officer and a member of our board of directors, has continued to serve on the boards of Berzelius, its holding company and Apex’s holding company and served on the board of Apex until November 2023. The Company’s silicon anode technology has not been shared with the former subsidiaries, and by February 2023, all intellectual property related to such technology was assigned to the Company.
Assignment of Lease
On May 1, 2022, Legacy Amprius and Amprius Holdings entered into the Assignment and Assumption of Lease, pursuant to which Amprius Holdings assigned to Legacy Amprius all its rights, title and interest under the lease agreement for the Company’s headquarters in Fremont, California, and Legacy Amprius assumed all obligations as a lessee under the lease agreement. Under the terms of the lease agreement, rent is payable in monthly installments on the first day of every calendar month. In January 2023, we amended this lease to include the lease of additional space within the same building and extend the lease term to expire in June 2027, with an option to extend for an additional five-year term. The total future lease payments after amending this lease were approximately $11.7 million, of which a total of $1.0 million was paid in 2023 and $1.1 million is payable in 2024.
Transactions with Former Affiliate Subsidiaries

At various times, Amprius Holdings established Berzelius and Apex to engage in battery-related business activities in China. In early 2022, ownership of these entities was transferred to the stockholders of Amprius Holdings. Consequently, neither Berzelius nor Apex is considered an affiliate of the Company. Legacy Amprius purchased, and the Company has and may continue to purchase, raw materials, development materials and finished batteries from Berzelius and Apex. The Company develops its SiCore batteries in collaboration with Berzelius and entered into an exclusive supply agreement with Berzelius, which gives the Company exclusive rights to purchase Berzelius’ proprietary silicon anode materials in the United States, Canada and Mexico. The Company purchased, and may continue to purchase, SiCore batteries and raw materials for our SiMaxx battery production and R&D activities from Berzelius.
For the period from January 1, 2025 through March 31, 2025 and the years ended December 31, 2024 and 2023, aggregate purchases from Berzelius and Apex totaled approximately $1.4 million, $10.3 million and $2.2 million, respectively. There is no commitment on either party to continue such sales.

Tax Sharing Agreement
Concurrently with the execution of the Business Combination Agreement, Legacy Amprius and Amprius Holdings entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”). The Tax Sharing Agreement generally provides that, with respect to any U.S. federal consolidated group of which Amprius Holdings and Legacy Amprius were members, Amprius Holdings was responsible for and indemnifying the Company for the tax liability of such group. In addition, Amprius Holdings was responsible for and indemnifying the Company for taxes of any consolidated, combined or unitary tax return for state tax purposes for a group that included Amprius Holdings and Legacy Amprius. The Tax Sharing Agreement also provides that Amprius Holdings generally controlled any tax returns and any tax audits or other proceedings for the taxes addressed by the Tax Sharing Agreement. The Tax Sharing Agreement has been terminated.
Stockholder Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Company and Amprius Holdings entered into the Stockholder Support Agreement pursuant to which, among other things, Amprius Holdings agreed to vote all of its shares of Legacy Amprius common stock in favor of the approval and adoption of the Business Combination within 24 hours after the Company’s Registration Statement on Form S-4 filed in connection with the Special Meeting was declared effective by the SEC. Additionally, Amprius Holdings agreed not to (a) transfer any of its shares of Legacy Amprius common stock (or enter into any arrangement with respect thereto) or (b) enter into any voting arrangement that was inconsistent with the Stockholder Support Agreement. The Stockholder Support Agreement terminated in accordance with its terms upon the consummation of the Business Combination.
Related Party Transactions with Sponsor
On March 31, 2021, the Sponsor purchased 7,475,000 Class B ordinary shares for an aggregate purchase price of $25,000. On November 30, 2021, the Company effected a share issue of 2,382,142 shares with respect to the Class B ordinary shares, resulting in the Sponsor holding an aggregate of 9,857,142 Class B ordinary shares. Prior to the initial investment of $25,000 by the Sponsor, the Company had no assets, tangible or intangible. The number of Class B ordinary shares issued was determined based on the expectation that such Class B ordinary shares held by the Sponsor would represent 20% of the outstanding shares upon consummation of the Company’s initial public offering (the “IPO”). The Sponsor’s Class B ordinary shares (including the Class A ordinary shares issuable upon exercise thereof) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In connection with the Business Combination, each Class B ordinary share was converted into one share of common stock.
The Sponsor purchased an aggregate of 16,000,000 private warrants for a purchase price of $0.50 per Private Warrant simultaneously with the consummation of the IPO. As such, the Sponsor’s interest in the IPO was valued at $8,000,000. Each Private Warrant entitled the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment as provided herein. The private warrants (including the warrants issued upon conversion of working capital loans and the Class A ordinary shares issuable upon exercise of such warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. There are no redemption rights or liquidating distributions with respect to the Class B ordinary shares or private warrants. In connection with the Business Combination, the private warrants were converted into warrants to purchase one share of common stock at $11.50 per share.
Other than the payment to an affiliate of Daniel Huber, Kensington’s Chief Financial Officer prior to the Business Combination, of service and administrative fees of $20,000 per month for 18 months (upon completion of the Business Combination, any portion of the amounts due that were not yet paid were accelerated), no compensation of any kind, including finder’s and consulting fees, were paid by the Company to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.
The Sponsor purchased an aggregate of $32,675,000 of units, consisting of one Class A ordinary share, one Class 1 warrant and one Class 2 warrant (the “ Original Units”) in the IPO, or approximately 16.3% of the Original Units offered in the IPO.
On March 24, 2021, the Sponsor agreed to loan the Company up to $300,000 to cover the expenses related to the IPO pursuant to a promissory note. This loan was non-interest bearing and payable upon the completion of the IPO; provided that amounts due under the promissory note were, at the option of the Sponsor, convertible into working capital loans. The

Company borrowed $200,000 under the promissory note, and the Sponsor elected to convert the promissory note into a working capital loan on March 4, 2022. Prior to the Business Combination, the Sponsor had made working capital loans of $200,000. Such working capital loans could be repaid out of the proceeds of the trust account holding a portion of the proceeds of the IPO and the concurrent sale of the private warrants, or converted into warrants of the post-Business Combination entity at a price of $0.50 per warrant, such warrants to be identical to the private warrants. At the closing of the Business Combination, the working capital loan was converted into 400,000 private warrants, as described above.
Letter Agreement
On March 1, 2022, the Sponsor and the Company’s officers and directors entered into a Letter Agreement with the Company (the “Letter Agreement”), pursuant to which they agreed to waive their redemption rights with respect to any Sponsor Shares (as defined in the Letter Agreement) and any Public Shares (as defined in the Letter Agreement) held by them in connection with the completion of the Company’s initial business combination. Pursuant to the Letter Agreement, the Sponsor and the Company’s officers and directors agreed not to transfer any Class B ordinary shares until the earlier of (i) one year after the completion of the Business Combination and (ii) (x) if the last reported sale price of the common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction. Pursuant to the Letter Agreement, the Sponsor and the Company’s officer and directors also agreed not to transfer any private warrants until 30 days after the completion of the Business Combination. However, such restrictions were superseded by the agreement in the Sponsor Support Agreement to be bound by the terms of the lock-up restrictions in our amended and restated bylaws.

Distribution of Amprius Holdings

On October 23, 2024, our former majority stockholder and parent company, Amprius Holdings, which owned an aggregate of 65.2 million shares, or 58.6%, of our common stock at that time, voluntarily liquidated and dissolved (the “Liquidating Distribution”). As a result of such liquidation and dissolution, Amprius Holdings distributed, on a pro rata basis, an aggregate of approximately 57.2 million shares of our common stock to its stockholders, and we assumed all of Amprius Holdings’ outstanding options to purchase shares of Amprius Holdings’ Class A common stock in exchange for, among other things, Amprius Holdings contributing to us a total of 5.5 million shares of our common stock that it owned, which were immediately cancelled and returned to our authorized but unissued share capital (such transaction, the “Option Assumption”).

As a result of the Option Assumption, each Amprius Holdings’ option became an option to purchase a number of shares of our common stock (collectively, the “Assumed Options”), and the terms of the Amprius Holdings’ options, including the number of shares of our common stock underlying the Assumed Option and the exercise price, were adjusted in a manner that was designed to comply with the requirements of U.S. Internal Revenue Code treasury regulation relating to equity grant assumptions.

In connection with the Liquidating Distribution, the following executive officers of the Company received shares of our common stock as set forth below.

Name	Number of Shares of Common Stock Distributed (1)
Jonathan Bornstein	133,536
Dr. C. Ionel Stefan	52,962

The table below sets forth the Assumed Options that the Company’s executive officers and directors hold.

Name	Grant Date	Number of Shares of Common Stock Underlying Assumed Options (1)	Option Exercise Price ($)	Option Expiration Date
Dr. Kang Sun	12/14/2016	202,934	0.98	12/14/2026
Dr. Kang Sun	03/16/2017	41,653	0.62	03/15/2027
Dr. Kang Sun	12/12/2017	208,265	0.62	12/12/2027
Dr. Kang Sun	01/02/2019	208,264	2.44	01/02/2029
Dr. Kang Sun	09/18/2020	967,539	2.50	09/17/2030
Dr. Kang Sun	12/16/2021	1,974,502	3.68	12/15/2031
Dr. Kang Sun	09/26/2024	1,171,476	0.78	09/26/2034
Jonathan Bornstein(2)	03/17/2015	3,471	0.98	03/17/2025(3)
Jonathan Bornstein(2)	03/16/2017	27,768	0.62	03/15/2027
Dr. C. Ionel Stefan	03/17/2015	3,471	0.98	03/17/2025(4)
Dr. C. Ionel Stefan	03/16/2017	41,653	0.62	03/15/2027
Dr. C. Ionel Stefan	12/16/2021	139,613	3.68	12/15/2031
Dr. Steven Chu	12/12/2017	173,554	0.62	12/12/2027
Dr. Steven Chu	09/26/2024	173,554	0.78	09/26/2034
___________________________
(1)All Assumed Options are fully vested.
(2)Mr. Bornstein retired on April 4, 2025.
(3)Mr. Bornstein exercised this option before it expired.
(4)Dr. Stefan exercised this option before it expired.

Warrant Tender Offers

On May 13, 2024, we offered the holders of the public and private warrants the opportunity to exercise their warrants for cash at a temporarily reduced exercise price of $1.10 per warrant. This cash tender offer expired on June 11, 2024. A total of 12,575,664 public warrants and 500,000 private warrants were exercised in connection with this cash tender offer. Gross proceeds from the exercise of the public and private warrants totaled $14.4 million. Incremental costs incurred, which were charged against the proceeds from the issuance of our shares of common stock, totaled $0.8 million. This cash tender offer was treated as a modification of the public and private warrants.

On June 24, 2024, we made a separate tender offer to the holders of the unexercised private warrants pursuant to which such holders were given the opportunity to exchange their warrants, on a cashless basis, for shares of our common stock based on an exchange ratio of 0.197 for each warrant validly tendered. This cashless tender offer expired on July 23, 2024. A total of 15,600,000 private warrants were exchanged for a total of 3,073,200 shares of our common stock in connection with this cashless tender offer. Kensington Capital Partners, LLC, where Justin Mirro has served as President since 2015, participated in this tender offer.
Indemnification Agreements
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Related Party Transaction Policy
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a

“related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.
Transactions involving compensation for services provided to the Company as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•the risks, costs, and benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in the Company’s best interests.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2026 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 26, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Amprius Technologies, Inc.
Attention: Corporate Secretary
1180 Page Avenue
Fremont, California 94538
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., local time, on February 12, 2026, and
•no later than 5:00 p.m., local time, on March 14, 2026.
In the event that we hold our 2026 annual meeting more than 25 days before or more than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., local time, on the 120th day prior to the day of our 2026 annual meeting, and
•no later than 5:00 p.m., local time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
If a stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees, then we must receive notice providing the information required by Rule 14a-19 of the Exchange Act, postmarked no later than April 13, 2026. However, if the date of next year’s annual meeting is more than 30 days before or more than 30 days after June 12, 2026, then we must receive your notice by the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
You are also advised to review our amended and restated bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports

Under Section 16 of the Exchange Act, our directors, executive officers and any persons holding more than 10% of our common stock are required to report initial ownership of our common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and we are required to disclose any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, we are aware of no late Section 16(a) filings.
2024 Annual Report
Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at ir.amprius.com/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Fremont, California
April 25, 2025

AMPRIUS TECHNOLOGIES, INC.
1180 PAGE AVE
FREMONT, CA 94538

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMPX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPRIUS TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Donald R. Dixon
02) Dr. Kang Sun

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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AMPRIUS TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 12, 2025 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Kang Sun and Sandra Wallach, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AMPRIUS TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AMPX2025 on June 12, 2025 at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side